| We shop. You save. 3rd Quarter Fiscal 2022 Earnings Conference Call Presentation May 5, 2022

| We shop. You save. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic; our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; our ability to maintain compliance with or renegotiate or obtain waivers of our debt covenants; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Certain information contained in this presentation and statements made orally during this presentation relate to or are based on publications and other data obtained from third-party sources. While we believe these third-party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from such third-party sources. No Offer or Solicitation; Further Information This presentation is for informational purposes only and is not an offer to sell with respect to any securities. This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in the Annual Report and subsequent quarterly reports. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this presentation Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We monitor and have presented in this presentation Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. For further discussion regarding this non-GAAP measure, please see today’s press release. Disclaimer 2

| We shop. You save. Strong OEP results relative to internal forecast: • Bounce back in sales conversion rates driving additional policies • Improved marketing cost per approved policy driven by less competitive market and improved conversion • Actions taken to right-size cost structure Consolidated revenue totaled $275 million. Consolidated net loss totaled $6 million, or $(0.04) loss per diluted share. Consolidated Adjusted EBITDA* was $13 million We are making a clear shift toward a focus on profitability and cash generation in FY 2023 We have identified over $200M in Y/Y cost savings for FY23 (excluding SelectRx), with about 20% of that coming from fixed cost reductions already implemented during 3Q We continue to see strong performance and growth in our Population Health and SelectRx businesses, now totaling over 23,000 active SelectRx members as of April 30th 3rd Quarter Earnings Summary 3 *See reconciliations from GAAP measure, net income (loss), to non-GAAP measure, Adjusted EBITDA, on slide 11

Go Forward Strategic Approach - Progress

New MA Growth Philosophy	Mitigate Operational Risk Factors	MA Lifetime Value (LTV)	Grow Healthcare Services
Planned pullback in MA submissions in FY23 Optimized marketing mix and refined targeting Reduced strain on recruiting, training, and onboarding functions	Right-sizing cost structure with a plan to remove $200M in run rate cost ~20% of cost reductions from fixed cost actions taken during 3Q Smaller AEP hiring class resulting in more tenured agent force	Constraint increased from 6% to 15% during Q2 Increased provision	SelectRx active member growth from ~8,000 in January to over 23,000 as of April month end Announced creation of Healthcare Advisory Board SelectHearing will provide free hearing tests and affordable hearing aid options

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| We shop. You save. 3rd Quarter Progress Category What Changed Results Marketing Agent Force (Operations) Cost Structure Decreased CAC 27% Y/Y Increased close rates 15% Y/Y Identified over $200M in Y/Y cost savings * • Refined targeting • Channel optimization • Softening of competition for leads • September class fully onboarded • Additional training • More tenured agent force • Actions taken during Q3 to reduce fixed costs 5 Population Health • Continued to increase SelectRx total active members throughout the quarter Ended April with over 23,000 SelectRx members *Excludes SelectRx

| We shop. You save. REVENUE $MM Adj. EBITDA* $MM $265 $275 3Q 2021 3Q 2022 $64 $13 3Q 2021 3Q 2022 6 Consolidated Financial Summary *See reconciliations from GAAP measure, net income (loss), to non-GAAP measure, Adjusted EBITDA, on slide 11

| We shop. You save. SelectQuote Senior KPI’s TOTAL POLICIES APPROVED 000s MA LTV 178 237 133 196 3 1 42 39 MA MS Other 3Q 2021 3Q 2022 7 $1,362 $933 3Q 2021 3Q 2022 PER UNIT OPERATING COSTS * $1,030 $837 3Q 2021 3Q 2022 *Represents Senior Distribution and Inside Response operating costs divided by Approved MA/MS Policies

| We shop. You save. SelectRx Progress 8 Members May June July Aug Sept Oct Nov Dec Jan Feb Mar Apr — 5,000 10,000 15,000 20,000 25,000

| We shop. You save. Health Choice VBC & MCO ARIZONA Capitalization Summary • As of March 31, 2022: ◦ Net debt position of $516 million ▪ $199 million of cash and cash equivalents ▪ $715 million of term debt ◦ Accounts receivable, short and long term commissions receivable balances of $1 billion • No update to FY22 guidance 9

| We shop. You save. Supplemental Information 10

Net Income (Loss) to Adjusted EBITDA Reconciliation

(in thousands)	3Q FY 2022 Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$ 233,172	$ 39,400	$ 7,152	$ (4,611)	$ 275,113
Operating expenses	(200,990)	(41,288)	(6,002)	(13,819)	(262,099)
Other expenses, net	—	—	—	(23)	(23)
Adjusted EBITDA	32,182	(1,888)	1,150	(18,453)	12,991
Share-based compensation expense					(2,143)
Non-recurring expenses					(703)
Depreciation and amortization					(6,679)
Loss on disposal of property, equipment, and software, net					(384)
Interest expense, net					(12,179)
Income tax benefit					2,649
Net loss					$ (6,448)

(in thousands)	3Q FY 2021 Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$ 215,600	$ 44,823	$ 6,973	$ (2,050)	$ 265,346
Operating expenses	(140,111)	(43,225)	(5,877)	(12,507)	(201,720)
Other expenses, net	—	—	—	(15)	(15)
Adjusted EBITDA	75,489	1,598	1,096	(14,572)	63,611
Share-based compensation expense					(1,429)
Non-recurring expenses					(4,667)
Fair value adjustments to contingent earnout obligations					(334)
Depreciation and amortization					(4,323)
Loss on disposal of property, equipment, and software					(101)
Interest expense, net					(7,355)
Loss on extinguishment of debt					(3,315)
Income tax expense					(6,852)
Net income					$ 35,235

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| We shop. You save. 12 SelectQuote Inc. 6800 West 115th Street Suite 2511 Overland Park, Kansas 66211 Phone: (913) 599-9225 Investor Relations investorrelations@selectquote.com